UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 20, 2020
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6333 State Hwy 161, 4th Floor
Irving, Texas 75038
(Address of principal executive offices)
(972) 870-6400
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BCOR	NASDAQ Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer; Corporate Reorganization
On April 20, 2020, Blucora, Inc. (the “Company”) announced a series of organizational changes, including adding experienced new talent to the Company’s leadership team (the “Reorganization”). In connection with the Reorganization, the Company announced that the Board of Directors of the Company (the “Board”) has appointed Marc Mehlman to serve as the Company’s Chief Financial Officer, and he will begin employment with the Company on April 27, 2020. In connection with his appointment, effective April 27, 2020, Mr. Mehlman will assume the duties of serving as the Company’s Principal Financial Officer. Mimi Carsley has been serving as the Company’s Interim Chief Financial Officer and fulfilling the duties of Principal Financial Officer since March 13, 2020. Ms. Carsley will continue to serve as the Company’s Treasurer and Senior Vice President of FP&A and Procurement.
The Company also announced that Todd Mackay, who has been serving as the Company’s Chief Business Operations and Development Officer, was appointed as President of Wealth Management. Also in connection with the Reorganization, the Company announced that Enrique Vasquez, who has been serving as President of Wealth Management, will transition to the newly created role of Managing Director of Practice Acquisition, focused on acquiring or transitioning existing advisor practices that will eventually convert to the Company’s registered investment advisor model.
Business Experience
Marc Mehlman, 43, has served in various leadership positions at Thomson Reuters Corporation (“Thomson Reuters”) over the past 15 years, primarily focused on finance, financial strategy, and business operations. Most recently, as General Manager, Mr. Mehlman built and led both the Large and Strategic Corporate customer segments where he and his team were responsible for the entirety of Thomson Reuters business to large multi-national corporations. In this capacity, he led a 600-person team across sales, retention and proposition roles across Europe and the United States. Prior to that, he served as Managing Director of ONESOURCE Direct Tax, from January 2016 to June 2018, where he was responsible for leading the tax preparation segment of the business; Vice President Finance/Operations of ONESOURCE, from August 2013 to December 2015, where he was responsible for overseeing all financial aspects of the business; Vice President Investor Relations; Vice President Business Development; Head of Financial Strategy - Sales & Trading; and Director of Finance - Scientific Division. Before joining Thomson Reuters, Mehlman served as a portfolio manager at investment firm Sanford C. Bernstein. He holds a Bachelor’s degree from Binghamton University and a Master of Business Administration from the Leonard N. Stern School of Business at New York University.
Todd Mackay, 46, has served as the Company’s Chief Business Operations and Development Officer since June 2019. From December 2018 to June 2019, Mr. Mackay served as Executive Vice President of Corporate Development and Interim CEO of HD Vest (which is now Avantax Wealth Management). Prior to that, Mr. Mackay served as the Executive Vice President and Interim General Manager of TaxAct from May 2018 until December 2018. Mr. Mackay also served as the Company’s Executive Vice President of Corporate Development since 2015, and prior to that, Mr. Mackay served as an advisor to the Company’s executive team focusing on strategy and mergers and acquisitions from 2014 to 2015. Mr. Mackay was a co-founder of P2B Investor, a crowd funding business providing working capital loans to small- and medium-sized businesses, where he served on the executive team from 2013 to 2014. In addition, Mr. Mackay served as Executive Vice President in charge of Finance and Corporate Development for Emerge Digital Group, a privately held digital media company, from 2011 to 2012. Mr. Mackay served in various executive positions at E*Trade from 1999 to 2010, where he served as the Executive Vice President in charge of Global Corporate Development and Corporate Treasury and Executive Vice President in charge of E*Trade’s Asian broker-dealer business. Mr. Mackay has also held various positions with Telebanc Financial Corp., Robertson Stephens and Alex Brown focusing on financial institutions and financial technologies. He has also served on the board of directors of both private and public broker dealers outside of the United States. Mr. Mackay received an A.B. from Princeton University in Economics with an emphasis on Mathematics.
There is no family relationship between any of Messrs. Mehlman or Mackay and any director, executive officer, or person chosen by the Company to become a director or executive officer, nor are there any arrangements between any of Messrs. Mehlman or Mackay and any other persons pursuant to which any of Messrs. Mehlman or Mackay was selected to serve as an officer. There are no transactions to which the Company or any of its subsidiaries is a party and in which any of Messrs. Mehlman or Mackay has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Employment Agreements and Compensation Information
In connection with the Reorganization, the Company adopted a form of employment agreement for executive officers, which it entered into with each of Messrs. Mackay and Mehlman, effective April 20, 2020 and April 27, 2020, respectively (each, an “Employment Agreement,” and collectively, the “Employment Agreements”). The Employment Agreements contain substantially similar terms for each of Messrs. Mackay and Mehlman (each, an “Officer,” and collectively, the “Officers”), other than with respect to the Officer’s base salary, bonus, equity awards, and title. The Company intends for the form of Employment Agreement to also be used for future executive officer appointments.
Pursuant to the Employment Agreements, if the Officers’ employment is terminated without cause or in a constructive termination (which is defined in the Employment Agreements as a material reduction in duties or base salary or the relocation of the Officers’ primary work location) not in connection with a change of control of the Company, the Officers shall be entitled to a lump sum payment equal to one times their then-current base salary and 12 months of COBRA premiums, subject to the Officers signing a release of claims in favor of the Company. In addition, if the Officers’ employment is terminated without cause or for good reason within 12 months of a change of control of the Company, the Officers will be entitled to (i) a lump sum payment equal to one times their then current base salary and annual target bonus and 12 months of COBRA premiums and (ii) full acceleration of all time-based unvested equity awards and a one year post-termination exercise period for their options, subject to the Officers signing a release of claims in favor of the Company. The Employment Agreements also contain customary covenants regarding nondisclosure, nonsolicitation and noncompetition.
Under Mr. Mehlman’s Employment Agreement, Mr. Mehlman is entitled to, among other things: (i) an annual base salary of $350,000; (ii) an annual target bonus of 100% of his base salary, prorated for 2020; and (iii) an initial equity award with a total aggregate value of $700,000, which may consist of a mix of time-based restricted stock units, nonqualified stock options and/or performance-based restricted stock units, in each case vesting over a three-year period and subject to approval by the independent members of the Board or a committee thereof. Mr. Mehlman will also be entitled to reimbursement for reasonable business expenses payable in accordance with the Company’s standard expense reimbursement policy.
Under Mr. Mackay’s Employment Agreement, Mr. Mackay is entitled to, among other things: (i) an annual base salary of $395,000; (ii) an annual target bonus at a level commensurate with his position (which is 120% of his base salary for 2020); (iii) eligibility to participate in the Company’s long-term equity incentive programs extended at levels commensurate with Mr. Mackay’s position, which participation and levels shall be determined by the Board (or a committee thereof), in its sole discretion; and (iv) reimbursement for certain relocation and other related expenses, subject to clawback in certain instances. Mr. Mackay will also be entitled to reimbursement for reasonable business expenses payable in accordance with the Company’s standard expense reimbursement policy.
The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Employment Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On April 20, 2020, the Company issued a press release announcing the Reorganization. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.
The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Form of Employment Agreement by and between Blucora, Inc. and certain executive officers.
99.1	Press Release dated April 20, 2020.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: April 22, 2020

BLUCORA, INC.

By	/s/ Ann J. Bruder
Ann J. Bruder
Chief Legal Officer and Secretary